Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Deb Weyker, Vice President Marketing

Phone: (920) 652-3274

dweyker@bankfirstwi.bank

Company Release – 01/23/2019

Bank First National Corporation Signs Definitive Agreement

to Acquire Partnership Community Bancshares, Inc.

Highlights of the Announced Transaction

▪	Aligns with Bank First’s strategic growth plans within the State of Wisconsin
▪	Benefits customers of both institutions through additional branch locations and enhanced suite of products and services
▪	Companies share a similar culture and relationship-based banking philosophy
▪	Strengthens Bank First’s franchise through greater deposit market share

MANITOWOC, Wis. and CEDARBURG, Wis., January 23, 2019 /PRNewswire/ — Bank First National Corporation (Nasdaq: BFC) (“Bank First” or “the Company”), the holding company of Bank First, National Association, announced today the signing of an Agreement and Plan of Merger with Partnership Community Bancshares, Inc. (“Partnership”), parent company of Partnership Bank, a Wisconsin state-chartered bank, under which Bank First has agreed to acquire 100% of the common stock of Partnership in a combined stock-and-cash transaction.

Under the terms of the Agreement and Plan of Merger, each Partnership shareholder will have the option to receive either $17.3832 in cash or 0.35047 of a share of Bank First’s common stock in exchange for each share of Partnership common stock, subject to customary proration and allocation procedures such that 65% of Partnership shares will receive the stock consideration and 35% will receive the cash consideration. The aggregate consideration is valued at approximately $41.0 million.

As of December 31, 2018, Partnership had approximately $306.8 million in consolidated assets, $267.1 million in net loans, $261.6 million in deposits and $21.6 million in consolidated stockholders’ equity. Based on the financial results as of December 31, 2018, the combined company will have total assets of approximately $2.1 billion, loans of approximately $1.7 billion and deposits of approximately $1.8 billion.

The Agreement and Plan of Merger has been approved by the Boards of Directors of Bank First and Partnership. The closing of the transaction, which has a target date of July 12, 2019, is subject to customary conditions, including regulatory approval and approval by shareholders of Partnership.

The two institutions offer a diverse set of competencies that when combined, result in a stronger organization. Partnership has established itself as a leading provider of financial products and services in Ozaukee, Monroe, and Jefferson counties, resulting in a strong deposit base. This complements Bank First’s already strong customer relationships in Ozaukee County (as shown below) and allows those customers closer access to physical branch locations.

Deposits	Bank first	partnership	loans	bank first	partnership
Ozaukee Country	$27,317,900	$93,176,000	Ozaukee Country	$118,737,847	$92,564,000
*Balances as of 12/31/18	Combined:	$120,493,900		Combined:	$211,301,847

Through Bank First’s 30% ownership of Ansay & Associates (Ansay), Partnership’s customers will benefit from a closer connection to superior insurance and risk management solutions. Ansay’s headquarters is in Port Washington and they have a total of 22 offices located throughout the state of Wisconsin. They are the largest and fastest growing independent insurance agency in the state and are listed as one of the top 100 independent agencies in the nation.

Additionally, Partnership’s customers will benefit from Bank First’s 49.8% ownership of UFS, LLC, a company that provides data and technology services to 60 Midwest banks. Bank First’s relationship with UFS gives it the buying power of a large regional bank, creating opportunities to access the latest advancements in banking technology at a faster rate than its peers.

Another opportunity for the combined organization is to leverage Bank First’s sophisticated suite of treasury management products and services. The integration of Bank First’s treasury management services will add significant value for Partnership Bank customers.

“We are very excited to be uniting with Partnership Bank and increasing our footprint in Wisconsin,” stated Mike Molepske, President and Chief Executive Officer of Bank First. “With Partnership’s community involvement, strong deposit base, superior credit quality, and relationship model of banking, it was evident from the start this would be the perfect fit for both banks as well as their employees, customers, and shareholders. We look forward to our future together as a combined institution and the substantial impact we will have in the communities we serve.”

“Bank First is a Wisconsin-based homegrown community bank just like us. Our values, vision for building relationships and delivery of remarkable client service closely align,” stated David Braaten, President and Chief Executive Officer of Partnership Bank. “Merging with Bank First provides us additional strength and resources for growth in our markets and the ability to efficiently deliver innovative products and services to our clients.”

Sandler O'Neill + Partners, L.P. served as financial advisor to Bank First and Alston & Bird LLP served as legal counsel. Piper Jaffray & Co. served as financial advisor to Partnership and Godfrey & Kahn S.C. served as legal counsel.

Bank First National Corporation

Bank First National Corporation is a bank holding company headquartered in Manitowoc, Wisconsin with total assets of approximately $1.8 billion. Its principal activity is the ownership and operation of Bank First, a nationally-chartered community bank that operates 18 branches in Wisconsin. The bank’s history dates back to 1894 when it was founded as the Bank of Manitowoc. For more information on Bank First, please visit www.bankfirstwi.bank.

Partnership Community Bancshares, Inc.

Partnership Community Bancshares, Inc., is a bank holding company headquartered in Cedarburg, Wisconsin with total assets of $307 million. Its principal activity is the ownership and operation of Partnership Bank, a community bank that operates 4 branches in Wisconsin. For more information on Partnership, please visit www.mypartnershipbank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on Bank First’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of Partnership’s business into Bank First, (5) the failure to obtain the necessary approval by the shareholders of Partnership, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by Bank First to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of Partnership’s operations into the operations of Bank First will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Bank First’s issuance of additional shares of its common stock in the Merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Bank First’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2018 and other documents subsequently filed by Bank First with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither Bank First nor Partnership undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this news release or any related documents, Bank First and Partnership claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, Bank First will file with SEC a registration statement on Form S-4 that will include a proxy statement of Partnership and a prospectus of Bank First, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BANK FIRST, PARTNERSHIP AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of Partnership seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by Bank First through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by Bank First will also be available free of charge by directing a written request to Bank First National Corporation, P.O. Box 10, Manitowoc, Wisconsin 54221-0010, Attn: Kelly Dvorak. Bank First’s telephone number is (920) 652-3100.

Participants in the Transaction

Bank First, Partnership and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Partnership in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Bank First and its directors and officers may be found in Bank First’s Registration Statement on Form 10 filed with the SEC on October 17, 2018.

Contacts

For Bank First: Mike Molepske, CEO, at mmolepske@bankfirstwi.bank or (920) 652-3202

For Partnership: David Braaten, CEO, at braaten@mypartnershipbank.com or (262) 573-0670

COMBINED BRANCH LOCATIONS: